UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2020 (April 20, 2020)
____________________
ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)
(978) 459-9000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EBTC	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01               Other Events.
On April 20, 2020, Enterprise Bancorp, Inc. (the “Company”) issued a press release announcing that, in light of emergency legislation recently passed by the General Court of the Commonwealth of Massachusetts and signed into law by Governor Charlie Baker on April 3, 2020 temporarily permitting Massachusetts public corporations to hold meetings of stockholders solely by means of remote communication due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, the Company’s Board of Directors voted to change the 2020 Annual Meeting of Stockholders to be held solely by means of remote communication as described further in the Company’s press release, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K. The 2020 Annual Meeting of Stockholders will still be held on Tuesday, May 5, 2020 at 4:00 p.m., Eastern Time.

Item 9.01              Financial Statements and Exhibits.
(a)        Not applicable
(b)        Not applicable
(c)        Not applicable
(d)        The following exhibits are included with this report:
        Exhibit 99.1 Press release issued by Enterprise Bancorp, Inc. on April 20, 2020.

[Remainder of Page Intentionally Blank]

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: April 20, 2020	By:	/s/ Joseph R. Lussier
Joseph R. Lussier
Executive Vice President, Treasurer and Chief Financial Officer